UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2014

FIVE BELOW, INC.
(Exact Name of Registrant as Specified in Charter)

Pennsylvania	001-35600	75-3000378
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1818 Market Street
Suite 2000
Philadelphia, PA 19103
(Address of Principal Executive Offices) (Zip Code)
Registrant's telephone number, including area code: (215) 546-7909
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of President and Chief Operating Officer

On June 8, 2014, Five Below, Inc. (the “Company”) entered into an employment letter and non-disclosure agreement with Joel D. Anderson providing for his service as the Company’s President and Chief Operating Officer. Thomas G. Vellios, the Company’s Chief Executive Officer, will continue to serve as President until Mr. Anderson’s employment commences, which is expected to be in July 2014.
Mr. Anderson, 49, has served as president and chief executive officer of Walmart.com, an e-commerce website, since 2011 and as the divisional senior vice president of the Northern Plains division of Wal-mart Stores, Inc., a global retailer, since 2010. Prior to joining Wal-mart Stores, Inc., Mr. Anderson was president of the retail and direct business units for Lenox Group, Inc., a designer, distributor, wholesaler and retailer of fine quality tableware, collectible and other giftware products. Mr. Anderson has a Bachelor of Arts from St. Olaf College and a Master of Business Administration from Harvard Business School.
Mr. Anderson’s employment letter provides for an annual base salary of $700,000, subject to review and increase commencing with the Company’s 2016 fiscal year, an annual target performance bonus of 100% of Mr. Anderson’s base salary (with a maximum annual performance bonus of 120% of Mr. Anderson’s base salary), and the opportunity to receive equity compensation awards and to participate in the benefit plans offered by the Company. In addition, the employment letter provides for a bonus of $250,000 to be paid upon Mr. Anderson’s relocation to the greater Philadelphia, PA metropolitan area and a temporary travel and housing monthly allowance of up to $7,500 for up to Mr. Anderson’s first year of employment.
Pursuant to the employment letter, Mr. Anderson is also entitled to receive the following equity awards: (a) an equity grant with a targeted annual grant value of $1,200,000, which for 2014 shall be made half in time-based vesting options and half in performance-based vesting restricted stock units (which restricted stock units shall provide for a maximum award of $900,000 if target performance levels are exceeded); (b) time-based vesting restricted stock units with a value of $2,300,000; and (c) an equity grant with a grant value of $2,000,000, made half in time-based vesting restricted stock units and half in performance-based vesting restricted stock units. The equity awards will be granted upon the commencement of Mr. Anderson’s employment with vesting terms set forth in the employment letter.
The employment letter also provides for benefits and severance if Mr. Anderson’s employment with the Company terminates under certain circumstances.
The non-disclosure agreement contains restrictive covenants including prohibitions on (i) competition with the Company, (ii) solicitation of any employees of the Company, and (iii) disclosure and use of any of the Company’s confidential information.
The above summary is qualified in its entirety by the full text of the employment letter and non-disclosure agreement, copies of which are attached hereto as Exhibit 10.1 and incorporated herein by reference.
There are no transactions in which Mr. Anderson has an interest requiring disclosure under Item 404(a) of Regulation S-K or any family relationships requiring disclosure under Item 401(d) of Regulation S-K.
Increase in Compensation of Kenneth R. Bull
On June 12, 2014, the Compensation Committee approved an increase to the annual base salary of Kenneth R. Bull, the Company’s Chief Financial Officer, Secretary and Treasurer, from $350,000 to $400,000, effective as of June 23, 2014 and an annual target performance bonus of 50% of his base salary (with a maximum annual performance bonus of 60% of his base salary).

Item 8.01.	Other Events.

On June 10, 2014, the Company issued a press release announcing Mr. Anderson’s appointment and also announcing the appointment of Eric M. Specter as Chief Administrative Officer. Mr. Specter will oversee supply chain operations, information technology and real estate. A copy of Mr. Specter’s employment letter and non-disclosure agreement are attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Employment Letter and Non-Disclosure Agreement, each dated June 8, 2014, by and between Joel D. Anderson and Five Below, Inc.

10.2	Employment Letter and Non-Disclosure Agreement, each dated May 21, 2014, by and between Eric M. Specter and Five Below, Inc.

99.1	Press Release, dated June 10, 2014, announcing the appointments of Mr. Anderson and Mr. Specter.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Five Below, Inc.
Date: June 12, 2014	By:	/s/ Kenneth R. Bull
		Name:	Kenneth R. Bull
		Title:	Chief Financial Officer, Secretary and Treasurer

EXHIBIT INDEX

Exhibit Number	Exhibit

10.1	Employment Letter and Non-Disclosure Agreement, each dated June 8, 2014, 2014, by and between Joel D. Anderson and Five Below, Inc.

10.2	Employment Letter and Non-Disclosure Agreement, each dated May 21, 2014, by and between Eric M. Specter and Five Below, Inc.

99.1	Press Release, dated June 10, 2014, announcing the appointments of Mr. Anderson and Mr. Specter.